UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 26, 2010

FIRSTBANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Michigan

	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue

Alma, Michigan		48801

(Address of principal executive office)

		(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.07    Submission of Matters to a Vote of Security Holders.

Four proposals were submitted to a vote of security holders at our annual shareholder's meeting on April 26, 2010:

•                     Proposal One:  Election of directors.

•                     Proposal Two:  Advisory vote on Firstbank Corporation's executive compensation.

•                     Proposal Three: Ratification of the appointment of independent auditors.

•                    Proposal Four: Any other business that may properly come before the meeting or any adjournment of the meeting.

Proposal One:  Election of Directors

All nominees proposed for the Class of 2013 were elected.  Shareholders cast votes for these  nominees as follows:

Nominee	For	Withheld

David W. Fultz	4,190,297	185,994
William E. Goggin	4,199,586	176,705

The terms of Thomas Dickinson, Jeff Gardner, Edward Grant, David Roslund, Thomas R. Sullivan and Samuel Smith continued after the annual meeting.

Proposal Two:  Advisory (nonbinding) Vote on Firstbank Corporation's Executive Compensation

This proposal, required by our participation in the U.S. Treasury's Capital Purchase Program, gave shareholders the opportunity to vote on an advisory (nonbinding) resolution to approve executive compensation as described in our 2010 proxy statement.   This resolution was approved, with shareholders casting votes as follows:

	For	Against	Abstain

Advisory (nonbinding) vote on executive compensation	4,855,053	566,532	198,454

Proposal Three:  Ratification of Selection of Independent Registered Public Accounting Firm

This proposal gave shareholders the opportunity to vote to ratify our selection of Plante & Moran, PLLC as our independent registered public accounting firm for 2010.  This selection was ratified, with shareholders casting votes as follows:

	For	Against	Abstain

Ratification of selection of independent public accounting firm	5,492,327	56,265	71,439

Proposal Four:  Any Other Business that may Properly Come Before the Meeting or any Adjournment of the Meeting

No further business was brought before the annual meeting.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 27, 2010	FIRSTBANK CORPORATION (Registrant) By:/s/ Samuel G. Stone Samuel G. Stone Executive Vice President and CFO